UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2009

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-153486-99	26-3853402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd and Market Streets, Halifax, PA		17032
(Address of principal executive offices)		(Zip Code)

(717) 896-3433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2009, the Board of Directors of Riverview National Bank (the “Bank”), the wholly-owned subsidiary of the Registrant, approved the Second Amendment of the Supplemental Executive Retirement Plan Agreement dated March 29, 2007 and amended June 18, 2008 (“SERP Agreement”) for Kirk D. Fox, President of the Registrant and the Bank.  Section 10.1 of the SERP Agreement was amended to correct the inconsistency between Mr. Fox’s SERP Agreement and Employment Agreement, whereby the Bank will pay to Mr. Fox an additional cash payment (“Gross-up Payment”) in an amount such that the after-tax proceeds of such Gross-up Payment (including any income tax or excise tax on such Gross-up Payment) will equal to the amount of the excise tax imposed under Section 4999 of the Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: September 8, 2009	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer